UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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TRANSCAT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
OTHER MATTERS

TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 9, 2014

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 9, 2014, at 12:00 noon, local time, for the following purposes, which are more fully described in the accompanying proxy statement:

●	to elect two directors;

●	to approve, on an advisory basis, the compensation of our named executive officers;

●	to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015; and

●	to transact such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

The board of directors has fixed the close of business on July 15, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Lee D. Rudow
President and Chief Executive Officer
Rochester, New York
July 25, 2014

Your Vote is Important. If you own your shares through a broker, we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker is not permitted to, and will not, vote your shares for the two director nominees or on the proposal to approve, on an advisory basis, the compensation of our named executive officers.

TRANSCAT, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of Transcat, Inc., an Ohio corporation, for use at the annual meeting of shareholders to be held on Tuesday, September 9, 2014, at 12:00 noon, local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of the Annual Meeting

The annual meeting will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624. Our telephone number is (585) 352-7777.

Mail Date of Proxy Materials

These proxy solicitation materials are first being mailed to shareholders on or about July 25, 2014.

Record Date and Shares Outstanding

Shareholders of record at the close of business on July 15, 2014, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, 6,790,396 shares of our common stock were issued and outstanding.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. Our code of regulations provides that a quorum will exist at the annual meeting if the holders of a majority of the issued and outstanding shares of our common stock are present, in person or by proxy, at the meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal	Description	Vote Required
One	Election of two directors	Plurality of the votes duly cast at the annual meeting
Two	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the annual meeting (1)
Three	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015	Majority of the votes duly cast at the annual meeting (2)

(1)	The results of the advisory vote to approve the compensation of our named executive officers is not binding on ourboard of directors. However, our board values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions regarding our named executive officers.
(2)
The selection of Freed Maxick CPAs, P.C. is being presented to our shareholders for ratification. The audit committeewill consider the outcome of this vote when selecting our independent registered public accounting firm for subsequentfiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares:

●	FOR the two director nominees named in this proxy statement;

●	FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers; and

●	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015.

Voting

If your shares are registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, your shares are held through a broker or other financial institution, you are considered the beneficial owner, or “street name” holder of the shares held by your broker or financial institution.

If you are a record holder, you may vote your shares either by signing, dating and returning your proxy or by attending the annual meeting and voting in person. Beneficial owners will receive instructions from their broker or other financial institution describing the procedures for voting. Please note, however, that if your shares are held by a broker or other financial institution and you wish to vote in person at the annual meeting, you must bring to the annual meeting a letter from the broker or other financial institution confirming both (1) your beneficial ownership of such shares on July 15, 2014, the record date for the meeting, and (2) that such broker or other financial institution is not voting the shares at the meeting.

When proxies are properly dated, executed and returned by record holders, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If record holders return properly dated and executed proxies, but no specific instructions are given, shares represented by such proxies will be voted:

●	FOR the election of the two director nominees named in this proxy statement;

●	FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers; and

●	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015.

Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

Cumulative Voting

Generally, each shareholder is entitled to one vote for each share of common stock held as of the record date. With respect to the election of directors, shareholders may cumulate their votes if they follow the procedures outlined below. Cumulative voting is a system of voting whereby each shareholder receives a number of votes equal to the number of shares that the shareholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 200 votes (100, the number of shares held, multiplied by two, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

To employ cumulative voting at the annual meeting in accordance with Ohio law, you must notify our president, a vice president or our corporate secretary that you desire that cumulative voting be used at the annual meeting for the election of directors. Such notice must be in writing, and it must be given at least 48 hours before the time fixed for holding the annual meeting. In addition, a formal announcement must be made at the commencement of the annual meeting by our chairman, our corporate secretary or by you or on your behalf, stating that such notice has been given.

Effect of Not Casting Your Vote and Broker Non-Votes

If you own your shares through a broker in street name and want your vote to count in the election of directors and on the advisory vote to approve the compensation of our named executive officers, we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions on these proposals, your broker is not permitted to, and will not, vote your shares on your behalf on these proposals. This inability to vote your shares is known as a broker non-vote. However, your broker has discretion to vote any non-instructed shares to ratify the selection of our independent registered public accounting firm.

We count shares subject to broker non-votes for the purpose of determining the presence of a quorum but not for the purpose of determining the number of shares voting in the election of directors and the advisory vote on the compensation of our named executive officers. Thus, broker non-votes will have no effect on the outcome of these proposals.

If you own your shares of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Effect of Abstentions

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum, but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposals requiring the approval of a plurality or a majority of votes cast since abstentions are not counted as votes duly cast.

Revocability of Proxies

You may change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of three ways:

●	submit a signed proxy card with a later date;

●	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or

●	attend the annual meeting and vote in person.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all shareholders of record on July 15, 2014 with the opportunity to vote on all matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person, by telephone or by electronic media, by our directors, officers and employees, none of whom will receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering these proxy materials and soliciting proxies for a fee of approximately $6,000.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2014 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 29, 2014, as filed with the Securities and Exchange Commission, is included in the 2014 annual report. The 2014 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

●	accessing our website, Transcat.com, and going to “SEC Filings” under “Investor Relations;”

●	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

●	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at sec.gov.

The information contained on our website is not a part of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on September 9, 2014

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2014 annual report to shareholders available to you online at:

www.edocumentview.com/TRNS

For directions on how to attend the annual meeting and vote in person, see the “Voting” and “Revocability of Proxies” sections above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our code of regulations provides for shareholders to fix the number of directors to serve on our board of directors. At the 2008 annual meeting, shareholders approved a proposal to fix the number of directors at nine. Our code of regulations also provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The term of three of our directors, Mr. Harrison, Dr. Palmer and Mr. Smith will expire at this year’s annual meeting. In June 2014, after 27 years of dedicated service to our company, Dr. Palmer advised us of his intention to retire from the board and not stand for re-election at the 2014 annual meeting. Because the corporate governance and nominating committee has not yet identified and evaluated a candidate to fill the vacancy created by Dr. Palmer’s retirement, this position will not be filled at the annual meeting and may be filled by the board after the annual meeting, as provided in our code of regulations. Accordingly, we are asking our shareholders to elect two directors at the 2014 annual meeting to hold office for a term expiring in 2017 or until each of their successors is duly elected and qualified. Our board expects to fill the vacancy created by Dr. Palmer’s retirement at some time during the current fiscal year. Based on the recommendation of the corporate governance and nominating committee, we have nominated Richard J. Harrison and John T. Smith.

Both Mr. Harrison and Mr. Smith currently serve on our board of directors, and the board recommends you vote FOR their re-election at the annual meeting.

Unless authority to vote for one or both of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Mr. Harrison and Mr. Smith. The votes represented by such proxies may be cumulated if proper notice is given (see “Cumulative Voting” above).

We do not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Securities and Exchange Commission’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors for a Term Expiring in 2017

Richard J. Harrison
Age: 69 Director since: 2004	Board Committee(s): Audit (Chairman) Governance and Nominating Committee
Mr. Harrison has served as executive vice president and chief operating officer of Five Star Bank (a wholly-owned subsidiary of Financial Institutions, Inc.) since August 2012. Mr. Harrison previously served as executive vice president and senior retail lending administrator of Five Star Bank from 2009 until 2012. From 2003 until 2009, Mr. Harrison served as senior vice president of Five Star Bank and its predecessor The National Bank of Geneva. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison also serves and has served on the board of directors or as manager of several privately-held for profit and not-for-profit entities.

Experience and Qualifications
Mr. Harrison’s experience in analyzing complex financial transactions as well as his skills in credit, financial statement analysis and risk management qualify him as our audit committee financial expert. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business to business marketing and provides our board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides our board with valuable insight.

John T. Smith
Age: 67 Director since: 2002	Board Committee(s): Audit
Mr. Smith is the chairman and chief executive officer of Brite Computers, Inc., an information technology consulting firm, which he joined in 1999. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation.

Experience and Qualifications
Mr. Smith brings a unique entrepreneurial creativity to our board. He has founded and developed over ten information technology companies over the past 30 years that range from small, local service companies to national product and service companies to major accounts. In the process, Mr. Smith has gained extensive management, financial, banking and technical expertise. Mr. Smith’s provocative approach to management has aided the board as the company continues its acquisitive strategy and brings a different yet compelling smaller-business perspective.

Directors Whose Terms Do Not Expire at the 2014 Annual Meeting

The following table provides certain information with respect to each of our directors whose term in office does not expire at this year’s annual meeting.

Francis R. Bradley
Age: 68 Director since: 2000 Term expires: 2015	Board Committee(s): Compensation
Mr. Bradley retired in 2000 from E.I. DuPont de Nemours & Co., Inc., a global science and technology company, following a 32-year career. Mr. Bradley was the founding global business manager of the DuPont Instrumentation Center after having held a variety of business and technical management positions within the company. He managed the DuPont Engineering Test Center and was responsible for corporate materials engineering consulting for several years. After his retirement from DuPont, and from 2000 to 2006, Mr. Bradley served as an executive associate with Sullivan Engineering Company, an engineering and construction company, and consulted independently on business and technology matters. Since 2000, Mr. Bradley has been the principal of FRBConsulting, a privately-owned travel and business consulting firm in association with TravelBridge, Inc., Scottsdale, Arizona. Mr. Bradley also serves on the board of directors of two not-for-profit organizations.

Experience and Qualifications
Mr. Bradley brings extensive instrumentation calibration and repair business experience and technological expertise to our board of directors by virtue of his career with DuPont and Sullivan Engineering Company. Mr. Bradley’s insights are key to the scalability of our calibration services business segment and in developing synergies between our product and calibration services businesses.

Alan H. Resnick
Age: 70 Director since: 2004 Term expires: 2015	Board Committee(s): Compensation Corporate Governance and Nominating Committee
Mr. Resnick has served as president of Janal Capital Management LLC, an investment advisory firm, since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is a member of the board of directors of the Visiting Nurse Service of Rochester and Monroe County and serves or has served on the boards and committees of several other not-for-profit organizations in the greater Rochester, New York area. Mr. Resnick also serves on the board of directors of FrontEdge Inc., a software development and IT consulting firm in Rochester, New York, and as chairman of the board of ACM Medical Laboratory, a subsidiary of Rochester Regional Health System, Rochester, New York.

Experience and Qualifications
As the former treasurer of Bausch & Lomb for more than 15 years, Mr. Resnick brings invaluable knowledge of financial instruments and the financial markets to our board as we continue our effort to increase financial market awareness of our performance and improve our market capitalization. Mr. Resnick’s creative skill set with respect to executive compensation by virtue of his experience in managing and implementing compensation policies in the context of executive compensation uniquely positions him to serve on our compensation committee.

Carl E. Sassano
Age: 64 Director since: 2000 Term expires: 2015	Board Committee(s): Compensation (Chairman) Corporate Governance and Nominating (Chairman)
Mr. Sassano served as our chairman of the board from October 2003 until April 2007 and from May 2008 until July 2013. From April 2007 to May 2008, Mr. Sassano served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and served in these roles until May 2006 and April 2007, respectively. Prior to joining us, Mr. Sassano served as president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994) and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano also serves as a director of Medifast, Inc. (NYSE:MED) and served as a member of the board of directors of IEC Electronics Corp. (NYSE MKT: IEC) from 2006 through August 2012 and as a trustee of Rochester Institute of Technology from 1996 through June 2013.

Experience and Qualifications
Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb as well as the processes associated with Bausch & Lomb’s overall corporate organization provided Mr. Sassano with the necessary skill set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company coupled with his significant corporate experience provides our board with a strong understanding of the issues we face in our growth strategy.

Charles P. Hadeed
Age: 64 Director since: 2007 Term expires: 2016
Mr. Hadeed is our chairman of the board. He served as our executive chairman from July 2013 until June 2014, as our chief executive officer from April 2007 to July 2013 and as our president from May 2006 to September 2012.  He also served as chief operating officer from October 2004 to November 2011.  Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer, a role he served in until May 2006. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc., and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed also served on the board of directors of Rochester Rehabilitation Center, Inc., Rehabilitation Enterprises, Inc., Rehabilitation Philanthropies, Inc. and Center Information Services, Inc. until March 2014.

Experience and Qualifications
As our former executive chairman, chief executive officer, president, chief operating officer, and vice president of finance and chief financial officer, Mr. Hadeed provides our board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to resolving those challenges as well as the financial turnaround and growth the company has experienced during his tenure with us. Mr. Hadeed continues to provide leadership for our sustained growth, profitability and financial stability.

Paul D. Moore
Age: 63 Director since: 2001 Term expires: 2016	Board Committee(s): Audit
Mr. Moore retired as senior vice president of M&T Bank Corporation in March 2014. Prior to his retirement, Mr. Moore last served as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore had credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 35-year career at M&T Bank, Mr. Moore served as the commercial banking manager for the Rochester, New York market and held various commercial loan positions in Buffalo, New York.

Experience and Qualifications
Mr. Moore’s more than 35-year corporate banking career qualifies him to represent the interests of shareholders as a member of our board. Over the course of his career, he extended loans to thousands of companies and was required to assess management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, an insight that is invaluable to our board, particularly as it relates to strategic planning and growth.

Angela J. Panzarella
Age: 56 Director since: January 2014 Term expires: 2016	Board Committee(s): Compensation
Ms. Panzarella is the president of ACM Medical Laboratory, Inc., a subsidiary of Rochester Regional Health System, and a leading clinical and pathology laboratory in the northeastern United States and an emerging leader in central laboratory services for clinical trials. Prior to joining ACM Medical Laboratory, Inc. in 2010, Ms. Panzarella held various legal and executive positions with Bausch & Lomb Incorporated from 1988 to 2008, where she most recently served as corporate vice president, global vision care. Since 2008, Ms. Panzarella has also served as a consultant and expert witness in litigation matters involving the contact lens industry. Prior to joining Bausch & Lomb Incorporated, she was an associate at the law firm of Harris Beach & Wilcox specializing in litigation.

Experience and Qualifications
Ms. Panzarella’s experience as a chief executive officer in a regulated services industry, which is similar to the industries we serve, positions her to provide valuable insight to our board and management in implementing our calibration services growth strategy.

PROPOSAL TWO
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote). Our shareholders first were provided with this opportunity at our 2013 annual meeting. At the 2013 annual meeting, our shareholders expressed a preference for the say-on-pay vote to occur on an annual basis, as recommended by our board of directors. This preference has been adopted by our board of directors and we are providing our shareholders with a say-on-pay vote this year.

The compensation program for our named executive officers, as described in the Compensation Overview section of this proxy statement, is developed and recommended for approval by our compensation committee, which is comprised exclusively of non-employee directors. The primary goal of the compensation program is to align the interests of our named executive officers with those of our shareholders to achieve long-term growth.

As detailed in the Compensation Overview section, our objectives with respect to executive compensation are to: attract, motivate, and retain talented executive officers, promote the achievement of key business objectives by linking annual cash and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual, performance goals, align the incentives of our executives with the creation of value for our shareholders, foster teamwork, support our core values and to contribute to our long-term success. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, when appropriate, reviews and evaluates our executive compensation program. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to attainment of key business and operational goals. The Executive Compensation section of this proxy statement, including the Compensation Overview, describes in detail our executive compensation programs and the decisions made by our compensation committee.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described under the Executive Compensation section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our shareholders over the long term, and appropriately aligns pay with performance.

For the reasons summarized above, and as discussed in more detail in the Executive Compensation section of this proxy statement, our board of directors is asking our shareholders to vote for the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables and related narrative discussion is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on our compensation committee or our board of directors. Nevertheless, our board of directors and our compensation committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the say-on-pay vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

The board of directors recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL THREE
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The board of directors recommends that you vote FOR the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 28, 2015.

Fees Paid to Freed Maxick CPAs, P.C.

The following table shows the fees for professional services provided by Freed Maxick CPAs, P.C. during fiscal year 2014 and fiscal year 2013.

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees	$149,385	$136,080
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$149,385	$136,080

Audit fees paid to Freed Maxick CPAs, P.C. during fiscal year 2014 and fiscal year 2013 were for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of these services was compatible with the firm’s independence.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of the board of directors is currently comprised of four members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

●	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2014 with the company’s management and Freed Maxick CPAs, P.C.;

●	discussed with Freed Maxick CPAs, P.C. the matters required to be discussed by Public Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

●
received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2014 be included in the company’s annual report on Form 10-K for fiscal year 2014 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2015 for ratification by shareholders at the annual meeting.

Audit Committee:

Richard J. Harrison, Chairman
Paul D. Moore
Harvey J. Palmer
John T. Smith

_____________________
1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year 2014. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Independence

The board of directors has determined that Mr. Bradley, Mr. Harrison, Mr. Moore, Dr. Palmer, Ms. Panzarella, Mr. Resnick, Mr. Sassano, and Mr. Smith are each independent under the independence standards of the Nasdaq Stock Market.

Executive Sessions

During fiscal year 2014, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. Mr. Sassano presided over the executive sessions of the independent directors.

Board Leadership Structure

In fiscal year 2014, our board of directors undertook a leadership transition. Mr. Hadeed assumed the position of executive chairman, effective July 1, 2013, and Mr. Sassano, the former chairman of the board, stepped back into the role as a member of the board, continuing to preside over executive sessions of the independent directors. On June 28, 2014, Mr. Hadeed’s service as executive chairman ended and he now serves as chairman of the board. Mr. Rudow, who became chief executive officer effective July 1, 2013, does not serve on the board, but attends all board meetings by invitation.

The board of directors separates the roles of chief executive officer and chairman, based on the board’s belief that corporate governance of the company is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on their individual responsibilities. Additionally, the board recognizes its obligations to confer in executive session with its independent directors. Under this leadership structure, our chief executive officer can focus his attention on day-to-day company operations and performance, and can establish and implement long-term strategic plans, while our chairman can focus his attention on board and transition responsibilities.

Presently, the board believes it is appropriate to keep the roles of chief executive officer and chairman separate. The board may, however, change the leadership structure if it believes that a change would better serve the company and its shareholders.

Retirement Policy

The mandatory retirement age for board members is age 72. However, the board of directors has reserved the right to extend the mandatory retirement age if it will better serve the interests of shareholders and the company.

Board Committees

The board of directors has a standing audit, compensation, and corporate governance and nominating committee. The table below shows the number of meetings held during fiscal year 2014 and the names of the directors currently serving on each committee.

Committee Name	Number of Meetings Held	Committee Members
Audit	4	Mr. Harrison(1) Dr. Palmer	Mr. Moore Mr. Smith
Compensation	2	Mr. Bradley Mr. Resnick	Ms. Panzarella Mr. Sassano(1)
Corporate Governance and Nominating	3	Mr. Harrison Mr. Sassano(1)	Mr. Resnick
(1) Chairman

Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Securities and Exchange Commission rules. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and finance as described in his biography under “Proposal One – Election of Directors.” The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and corporate lending as described in his biography under “Proposal One – Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee’s report relating to fiscal year 2014 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see “Compensation Overview” under the heading “Executive Compensation” and “Director Compensation.”

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our code of regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process followed by the corporate governance and nominating committee to identify and evaluate candidates includes requests to board members, the chief executive officer and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including candidates recommended by shareholders, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills; character and professional ethics; judgment; leadership experience; business experience and acumen; familiarity with relevant industry issues; national and international experience; and other relevant criteria that may contribute to our success. The corporate governance and nominating committee evaluates candidates in light of their skill sets and other characteristics that complement those of the current board, including the diversity, maturity, skills and experience of the board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspective gained from educational and cultural backgrounds and life experiences.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors who were serving as directors at the time attended the annual meeting of shareholders held on September 10, 2013.

The Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing risks that could affect our company. This oversight is conducted primarily through the board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The compensation committee focuses on the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, as well as corporate governance.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general risk oversight. Our board satisfies this responsibility by reviewing periodic reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, and periodic reports to our board of directors or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the board of directors and its committees review the processes that senior management use to manage risk exposure. In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory, strategic and information technology risks.

Code of Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address correspondence to the board of directors or individual board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our officers or their designees and will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS

Lee D. Rudow, age 50, is our president and chief executive officer. Mr. Rudow joined us in November 2011 as our chief operating officer and was appointed president in September 2012. He was appointed chief executive officer, effective July 1, 2013. Prior to joining us and from 2008 until 2011, Mr. Rudow served as vice president in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc. and served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006 and president of Davis Instruments Corp. from 1986 to 1996, respectively.

John J. Zimmer, age 56, is a certified public accountant and our senior vice president of finance and chief financial officer. Mr. Zimmer also serves as our treasurer and corporate secretary. Prior to June 1, 2011, Mr. Zimmer was our vice president of finance and chief financial officer. Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc., a payroll outsourcing company, prior to joining us in June 2006. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

Michael P. Craig, age 60, is our vice president of human resources. Prior to joining us in December 2009, Mr. Craig was senior director global human resources at Genencor International, Inc., a biotechnology company and division of Danisco A/S, from 1998 through 2009. Prior to that, he served in a variety of human resources management positions during his more than 16-year career at Bausch & Lomb Incorporated, including the position of vice president human resources-western hemisphere.

Robert A. Flack, age 44, is our vice president of business development. Prior to joining us in February 2014, Mr. Flack was chief operating officer of Flack Consulting/ADG Creative, a strategic communications firm. From 2010 to 2012, he served as director of sales for the Americas at Tektronix, Inc., a subsidiary of Danaher Corporation within its test and measurement business segment. From 1999 to 2010, he served in a variety of executive capacities at Davis Calibration, Inc. including vice president, operations, vice president, business development, and director of operations.

John P. Hennessy, age 66, has served as our vice president of marketing since February 2013. From 2010 to February 2013, Mr. Hennessy served as our vice president of sales and marketing. Prior to joining us in January 2008 as our vice president of sales, and from June 1997, Mr. Hennessy served as vice president of marketing and sales at Sunstar Americas, Inc., an oral health care products company. Prior to that, Mr. Hennessy served for more than 15 years in executive-level sales and marketing positions, including general manager, vice president and director-level positions, at Bausch & Lomb Incorporated and Johnson & Johnson.

Rainer Stellrecht, age 64, has served as our vice president of laboratory operations since July 2007. Mr. Stellrecht, who joined us in 1977, has served in a number of positions with us during that time including senior director of laboratory operations and technical director.

Scott D. Sutter, age 43, is our vice president of sales. Prior to joining us in February 2013 as our vice president of strategic business development, from 1999 until 2013, Mr. Sutter served in various positions with SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Mr. Sutter’s recent positions with SIMCO Electronics, Inc. included vice president of eastern region and vice president of business development.

Jay F. Woychick, age 57, is our vice president of inside sales. Mr. Woychick, who joined us in September 2000, has served us in sales and marketing positions, including our vice president of special markets from April 2012 to July 2013 and vice president of wind energy commercial operations and vendor relations from January 2010 to April 2012. Prior to joining us, Mr. Woychick was employed for 13 years by Polymer Technology, a subsidiary of Bausch & Lomb Incorporated, most recently serving as director of marketing and sales for the RGP Group.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing the following executive and director compensation information in accordance with the scaled disclosure requirements of Regulation S-K.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2014. For fiscal year 2014, in accordance with the executive compensation disclosure rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our named executive officers:

●	Charles P. Hadeed, our former executive chairman and former chief executive officer;
●	Lee D. Rudow, our president and chief executive officer and former chief operating officer; and
●	John J. Zimmer, our senior vice president of finance and chief financial officer.

Mr. Hadeed retired as our chief executive officer, effective July 1, 2013, and served as our executive chairman of the board of directors from July 1, 2013 through June 28, 2014. Mr. Rudow succeeded Mr. Hadeed as chief executive officer, effective July 1, 2013.

Compensation Overview

Overview of the Compensation Committee

The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective senior management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which are intended to align the interests of each of our named executive officers with those of our shareholders.

The objectives of the compensation program for our executive officers, including our named executive officers, are to ensure that such programs:

●	attract, motivate, and retain our talented executive officers;
●
promote the achievement of key business objectives by linking annual cash and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual, performance goals;

●	align the incentives of our executives with the interests of our shareholders;
●	foster teamwork on the part of management; and
●	support our core values and to contribute to our long-term success.

For fiscal year 2014, as in previous years, the key components of our compensation program for our named executive officers were: (1) annual base salary; (2) annual performance-based cash incentive compensation (for our chief executive officer and president and former chief operating officer this amount was based only on company performance and for our chief financial officer this amount was based on company and individual performance); and (3) long-term performance-based cash and equity compensation (non-performance based restricted stock may be used in unique circumstances). It is the intent of the compensation committee that the compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in publicly-traded companies of comparable size.

The compensation committee believes that our executive compensation program is aligned with market best practices for companies of our size. Specifically, our executive compensation program contains the following features:

●
Focus on variable, performance-based compensation. We intend that total executive compensation corresponds to both corporate performance and the interest of our shareholders by placing our principal emphasis on variable, performance-based incentives through a combination of annual performance-based cash incentive compensation and long-term performance-based cash and equity incentive compensation. A significant percentage of total compensation for our named executive officers is placed at-risk through annual and long-term performance-based incentive compensation.

●
Focus on long-term earnings growth. The amount earned under our long-term cash and equity compensation program is tied directly to our achieving specific cumulative fully-diluted earnings per share objectives over a multi-year period.

●	Stock Ownership Guidelines. All of our named executive officers are subject to significant stock ownership objectives based on a multiple of annual base salary.

●
“Double-Triggered” Change in Control Severance Agreements. The payment of severance under the change in control agreements with our president and chief executive officer and former executive chairman and former chief executive officer requires an involuntary termination without cause or a constructive termination within 24 months following a change in control.

●
“Clawback” of Incentive Compensation. All of our named executive officers are subject to our recoupment policy (“clawback”) for long-term incentive compensation under the 2003 Incentive Plan, as Amended and Restated, which we refer to as the Incentive Plan.

Stock Ownership Objectives

To more closely align the efforts of our named executive officers with the interests of our shareholders, we set a minimum stock ownership objective for our executive officers. This objective requires all executive officers, including our named executive officers, to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock. Under the objectives, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer or by the fifth anniversary of the date when the objectives were adopted. The compensation committee and the chief executive officer monitor the progress toward achievement of stock ownership objectives, and if warranted, make reductions in long-term compensation awards as deemed appropriate.

As of the end of fiscal year 2014, Mr. Hadeed’s stock ownership objective was 2.5 times his base salary, Mr. Rudow’s stock ownership objective was 2.0 times his base salary, and Mr. Zimmer’s stock ownership objective was 1.5 times his base salary. As of the end of fiscal year 2014, Messrs. Hadeed and Zimmer had met their ownership objectives, and Mr. Rudow had achieved 36% of his objective. The compensation committee believes Mr. Rudow is making meaningful progress towards compliance with his stock ownership objective.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

Long Term Savings and Deferred Profit Sharing Plan (Our 401(k) Plan). The Long Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including our named executive officers, are eligible to participate. All employees are able to contribute a portion of their annual salary to the plan on a before-tax basis, subject to limitations imposed by the Internal Revenue Service. We currently match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are immediately vested, and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2014 Summary Compensation Table.

Non-Qualified Deferred Compensation. Our non-qualified deferred compensation plan allows our executives, including our named executive officers, and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the Internal Revenue Code. The amount of company discretionary contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2014 Summary Compensation Table.

Post-Retirement Plans. All officers and former officers, including our named executive officers, are eligible to participate in post-retirement health, dental and long-term care plans.

The post-retirement health benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. Three kinds of benefits are provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the company on or after the individual reaches age 50. Service with a business acquired by the company is not counted as qualifying service. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher or is the corporate controller.

2014 Summary Compensation Table

The following table presents certain information about the compensation of our named executive officers for services rendered to us in all capacities during fiscal years 2014 and 2013.

Name and Principal Position	Year	Salary (1) $	Stock Awards (2) $	Option Awards (3) $	Non-Equity Incentive Plan Compensation (4) $	All Other Compensation (5) $	Total $
Charles P. Hadeed Former Executive Chairman, Former Chief Executive Officer	2014 2013	279,990 380,000	- -	- -	251,779 74,718	124,015 175,279	655,784 629,997
Lee D. Rudow President and Chief Executive Officer, Former Chief Operating Officer	2014 2013	322,500 277,692	228,000 111,592	423,200 -	102,069 46,201	15,383 12,047	1,091,152 447,532
John J. Zimmer Senior Vice President of Finance and Chief Financial Officer	2014 2013	237,633 230,582	176,320 100,436	- -	66,834 53,437	35,233 35,701	516,020 420,156

(1)	The amounts shown in this column include cash compensation earned and paid during fiscal year 2014.
(2)
These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 29, 2014 and in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 30, 2013. For fiscal year 2014, the value of the performance-based restricted stock disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the values of such awards are: Mr. Rudow – $342,000 and Mr. Zimmer – $264,480. Mr. Hadeed’s long-term performance-based incentive compensation award was also performance-based; however, because Mr. Hadeed met his stock ownership guidelines prior to the award date and elected to receive cash, his long-term performance-based incentive compensation award was granted in the form of a contractual right to receive cash upon attainment of the specified performance conditions. This award will be reported in the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table, to the extent such award is earned in fiscal year 2015.

(3)
This stock option was granted to Mr. Rudow under our Incentive Plan in connection with his appointment as chief executive officer. The amount shown in this column reflects the aggregate grant date fair value of the option computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 29, 2014.

(4)
The amounts shown in this column reflect amounts earned during fiscal year 2014 under our performance incentive plan and paid to our named executive officers on May 21, 2014. Our performance incentive plan for fiscal year 2014 is described in greater detail below under the heading “Discussion of 2014 Summary Compensation Table.” For Mr. Hadeed, the amount shown also includes the cash he elected to receive in lieu of stock for his long-term performance-based incentive compensation award earned over the three-year period ending in fiscal year 2013 and paid on May 21, 2013.

(5)
The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as a club membership allowance, company matching contributions under our 401(k) plan and our nonqualified deferred compensation plan, executive life insurance premiums, excess long-term disability premiums, financial planning reimbursements and a reimbursement for taxes associated with the vesting of restricted stock awards during fiscal year 2014.

	Club Membership Allowance	401(k) and Deferred Compensation Plan Matches	Insurance	Financial Planning	Tax Reimbursement
Charles P. Hadeed	$4,046	$24,245	$12,106	$5,600	$78,018
Lee D. Rudow	-	7,758	2,475	5,150	-
John J. Zimmer	-	10,262	7,228	3,500	14,243

Discussion of 2014 Summary Compensation Table

Employment Agreements

We entered into an employment agreement on April 1, 2013 with Mr. Hadeed in connection with his retirement as our chief executive officer and his service to us as executive chairman of our board of directors. The employment agreement terminated on June 28, 2014. We were not party to any other employment agreements with our named executive officers during fiscal year 2014.

All compensation paid to Mr. Hadeed under the employment agreement covered his tenure as chief executive officer from April 1, 2013 to June 29, 2013 and the remaining period from June 30, 2013 to June 28, 2014 covered his tenure as our executive chairman. Under the employment agreement, we paid Mr. Hadeed a base salary of:

●	$100,000 for the period April 1, 2013 through June 29, 2013;
●	$180,000 for the period July 1, 2013 through March 29, 2014; and
●	$60,000 for the period March 30, 2014 through June 28, 2014.

For fiscal year 2014, Mr. Hadeed was eligible to earn a target annual bonus of $182,000. For fiscal year 2015, he is eligible to earn a target annual bonus of $39,000. Mr. Hadeed’s annual bonuses are based on achievement of corporate target performance goals established by the board for the applicable fiscal year and may be adjusted up or down, in accordance with our performance incentive plan for that fiscal year. Mr. Hadeed was eligible to earn a target long-term incentive award under the Incentive Plan of $308,000 for fiscal year 2014 and is eligible to earn a target long-term incentive award of $66,000 for fiscal year 2015. Mr. Hadeed was also entitled to receive certain fringe benefits and perquisites consistent with our practices during the term of the employment agreement.

If Mr. Hadeed’s employment had been terminated during the term of the employment agreement, he would have been entitled to certain compensation and benefits, as described below, and would have no further rights to any base salary, annual bonus or long-term incentive awards. He would have been entitled to retain any outstanding equity awards that were vested on the termination date and would have been entitled to all retirement benefits provided to similarly situated executives. If Mr. Hadeed’s employment as executive chairman had been terminated, he would have been entitled to receive normal compensation as chairman of the board.

If Mr. Hadeed’s employment had been terminated by us for cause or by Mr. Hadeed without good reason, he would have been entitled to: (1) any accrued but unpaid base salary up to the termination date and any accrued but unused vacation as of the termination date; (2) any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the termination date; however, if his employment had been terminated by us for cause, he would have forfeited any accrued but unpaid annual bonus; (3) reimbursement for unreimbursed business expenses properly incurred by him on or before the termination date; (4) any employee benefits he would have been entitled to as of the termination date; however, in no event would he have been entitled to any severance or termination payments; and (5) any earned but unpaid long-term incentive award, subject to the terms and conditions of the award and the Incentive Plan.

If Mr. Hadeed’s employment had been terminated by us without cause or by Mr. Hadeed for good reason, he would have been entitled to accrued amounts listed in (1) through (5) above, which we refer to in this section as the Accrued Amounts, and, subject to his compliance with the employment agreement and his execution and non-revocation of a release of claims, (1) payment of his base salary in effect on the termination date and benefits (to the extent that his continued participation were possible under the general terms and provisions of such plans and programs) for a period through the last day of the term; (2) payment of the annual bonus at target for the period through the last day of the term; (3) accelerated vesting of any outstanding shares of restricted stock held on the termination date; (4) accelerated vesting of any outstanding stock options held on the termination date (with all stock options held on the termination date remaining exercisable until their applicable expiration dates); and (5) accelerated vesting and payment of any outstanding unvested long-term incentive awards to the extent such long-term incentive awards were to be paid in cash instead of shares of restricted stock or stock options.

In the event of Mr. Hadeed’s death or disability, Mr. Hadeed or his estate and/or beneficiaries would have been entitled to: (1) Accrued Amounts; (2) a payment equal to the target annual bonus for the fiscal year in which the date of death or termination occurred, multiplied by a fraction, the numerator or which is the number of days in such fiscal year before the date of death or termination, and the denominator of which is the number of days in such fiscal year; (3) accelerated vesting of any outstanding shares of restricted stock held on the date of death or disability; and (4) accelerated vesting and payment of any outstanding unvested long-term incentive awards to the extent such awards were to be paid in cash instead of shares of restricted stock or stock options. Any unvested stock options held by Mr. Hadeed on the date of death or disability would have been forfeited; however, his designated beneficiary or qualified personal representative may have exercised any stock options that were vested on the date of death until the earlier of the applicable expiration date or the one-year anniversary of death.

Under the employment agreement, Mr. Hadeed is prohibited from competing with us until June 28, 2019 and he is prohibited from disclosing any confidential information about us.

As described in greater detail under the heading “Payments upon Termination or Change in Control” below, we were also party to a change in control severance agreement with Mr. Hadeed, which terminated upon the termination of Mr. Hadeed’s employment agreement on June 28, 2014. In the event Mr. Hadeed’s employment was terminated during the    24-month period following a change in control of the company, Mr. Hadeed’s rights as a result of such termination would have been paid pursuant to such change in control severance agreement.

On June 25, 2014, the board of directors granted Mr. Hadeed a stock award of 10,000 shares of common stock under the Incentive Plan, effective July 1, 2014. The award vests 50% on July 1, 2014 and 50% on July 1, 2015. The board granted this award to Mr. Hadeed outside of the terms of his employment agreement in recognition of Mr. Hadeed’s leadership and as an inducement for Mr. Hadeed to continue to serve as chairman of the board.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, as well as our named executive officers, based on their contributions to the achievement of specified corporate fiscal year financial objectives, as well as achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability and impact on company operations, with target award opportunities that are established as a percentage of base salary. The target amount under the performance incentive plan for fiscal year 2014 as a percentage of base salary for each of our named executive officers was 65% for Mr. Hadeed, 65% for Mr. Rudow and 45% for Mr. Zimmer.

Payment of performance-based cash incentive awards under the performance incentive plan for our chief executive officer and former chief operating officer is expressly linked to successful achievement of specified pre-established corporate goals, which our board of directors annually approves. Payment of performance-based cash incentive awards for our chief financial officer is based on successful achievement of pre-established corporate and individual performance goals which are determined by the chief executive officer. In addition to the corporate and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification.

For fiscal year 2014, Mr. Hadeed’s and Mr. Rudow’s performance-based cash incentive awards were based solely on corporate financial results, as measured against specific corporate financial objectives which were pre-determined and approved by our board of directors. For performance incentive plan awards for fiscal year 2014, the following percentages of Mr. Hadeed’s and Mr. Rudow’s performance-based cash incentive award were based on our achievement of the following objectives: free cash flow – 15%; service gross profit – 25%; earnings per share – 45%; and the board of director’s assessment of corporate performance – 15%. Mr. Zimmer’s performance-based cash incentive award was evaluated 50% on the achievement of corporate financial objectives and 50% on individual performance, in each case, as measured against approved objectives.

As described below, the corporate financial objectives are separated into five performance levels. Performance-based cash incentive awards can range from a minimum of 0% to a maximum of 150% of the targeted award depending on the level of performance achieved. An individual must achieve at least a specified minimum performance level (a rating of 1 on a scale of 1 to 5) against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target level for corporate financial results is set in alignment with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the current fiscal year. With respect to the corporate performance portion of the award, participants in the performance incentive plan receive:

●	No payment for the corporate financial objective portion of the performance incentive plan award unless we achieve the minimum corporate performance level.

●
A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the minimum corporate performance level but do not achieve the target corporate performance level.

●	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve the target corporate performance level.

●
A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we exceed the target corporate performance level but do not achieve the maximum corporate performance level.

●	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the maximum corporate performance level.

Upon completion of the fiscal year, our chief executive officer and our chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined minimum, target and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then provided to, and reviewed by, the compensation committee and the board.

With respect to the individual performance portion of the award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance and the award amount to the compensation committee based on the performance incentive plan previously approved by the committee. Depending on the named executive officer’s position, individual performance goals for our named executive officers could include product segment gross margin, calibration sales, calibration units per direct labor hour, calibration quality measures and operating cash flow, as well as other objectives designed to improve our efficiency, profitability, quality, customer service or performance.

For fiscal year 2014, we achieved the following levels of performance for each of the pre-determined, board-approved corporate financial objectives: free cash flow – 99.8%; service gross profit – 94.6%; earnings per share – 94.0%; and the board of director’s assessment of corporate performance – 86.7%. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal year 2014, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Hadeed – $91,907, Mr. Rudow – $102,069 and Mr. Zimmer – $66,834. These incentive awards were earned based on performance during fiscal year 2014 and were paid on May 21, 2014. The amounts earned are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table.

Long-Term Cash and Equity Incentive Compensation

On April 1, 2013, the compensation committee approved long-term cash and equity incentive compensation award opportunities to our named executive officers, as follows: Mr. Hadeed – $308,000, Mr. Rudow – 36,953 shares and Mr. Zimmer – 28,577 shares. Long-term performance-based incentive compensation is targeted to a specific dollar award, which is reviewed and approved annually by the compensation committee. Pursuant to current compensation practices approved by the compensation committee, executive officers who have achieved their stock ownership objective may irrevocably elect, in advance of an award that would otherwise be settled in shares of our common stock, to receive an equivalent award in cash. Mr. Hadeed, who had achieved his stock ownership objective prior to the award date, elected to receive his long-term performance-based incentive award in cash.

Prior to March 30, 2013, named executive officers whose long-term performance-based incentive compensation awards were delivered in the form of shares of our stock were also entitled to a reimbursement payment for the taxes incurred to the extent that such shares became earned and vested. We reduced our cost for this tax reimbursement at grant by reducing the number of shares awarded to the named executive officer to account for the tax reimbursement. In granting these awards, the compensation committee took into account each named executive officer’s progress towards achieving their respective stock ownership objective. Effective for long-term equity incentive awards granted after March 30, 2013, we no longer provide reimbursements for taxes, which results in a greater number of shares awarded upon grant.

The shares or cash underlying these long-term performance-based cash and equity incentive compensation awards for all named executive officers other than Mr. Hadeed will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal year 2016. Mr. Hadeed’s long-term performance-based incentive compensation award will vest after one year subject to our achieving the specific fully-diluted EPS objective over the eligible one-year period ending in fiscal year 2014. At such times, the holders of these awards will receive the following percentage of their respective restricted stock (with the exception of Mr. Hadeed, whose award is settled in cash) if we meet certain pre-determined EPS thresholds:

●	Maximum cumulative EPS – 150%

●	Target cumulative EPS – 100%

●	Midpoint cumulative EPS – 75%

●	Minimum cumulative EPS – 50%

Performance at the minimum, midpoint and target levels must be achieved to earn that award level, and performance between such levels is not pro-rated. Awards will be pro-rated in the event performance is above the target level but less than the maximum. Failure to achieve the minimum EPS will result in no shares or cash becoming earned under these awards. Cash awards are adjusted at the vesting date to reflect any change in our stock price subsequent to the date of grant. The aggregate grant date fair value (at target) of the long-term performance-based equity incentive awards to Messrs. Zimmer and Rudow are reflected in the “Stock Awards” column of the 2014 Summary Compensation Table. Under the executive compensation disclosure rules of the Securities and Exchange Commission, the earned amount, if any, of the long-term performance-based cash incentive award to Mr. Hadeed will be reported in the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table when such amount is earned in fiscal year 2015.

Outstanding Equity Awards at March 29, 2014

The following table presents information about the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers as of March 29, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles P. Hadeed	6,103	-	4.26	8/15/2015
	7,042	-	5.68	8/07/2016
	100,000	-	5.24	4/09/2017
	48,128	-	7.72	7/25/2017
					-	-

Lee D. Rudow	-	100,000	7.57	7/30/2023
					54,264 (1)	503,565

John J. Zimmer	6,000	-	5.80	8/01/2016
	30,080	-	7.72	7/25/2017
					49,745 (1)	461,631

(1)
These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year periods ending in fiscal year 2014, 2015 and 2016. The shares related to the three-year period ended March 29, 2014 were distributed on May 20, 2014. Mr. Rudow received 8,799 shares and Mr. Zimmer received 13,507 shares, all of which represented 114% achievement of the target EPS objective for the three-year period ended March 29, 2014. For the remaining three-year periods, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock awards, see the subsection entitled “Long-Term Cash and Equity Incentive Compensation” in the Compensation Overview section above.

Payments upon Termination or Change in Control

We are party to change of control severance agreement with Mr. Rudow. We were also a party to a change of control severance agreement, as amended with Mr. Hadeed, which terminated upon the termination of Mr. Hadeed’s employment agreement on June 28, 2014. These agreements, which we entered into on May 7, 2012, are substantially similar in structure, with each requiring a change of control of the company and a subsequent qualifying termination of the executive’s employment (often referred to as a “double trigger”). These agreements are intended to promote continuity of leadership, maintain the focus of our executive officers on pursuing any corporate transaction that is in the best interests of our shareholders and to retain services of our leadership by providing sufficient severance protection during a period of uncertainty.

A change of control occurs under each of these change of control severance agreements upon the occurrence of any of the following events: (i) we merge with or are consolidated into another entity and less than fifty percent of the outstanding voting securities of the resulting entity are owned by our former shareholders; (ii) a majority of our directors before any tender offer, merger or other business combination, or sale or other disposition of assets do not constitute a majority of the board after such transaction; (iii) a tender offer for over twenty-five percent of the combined voting power of our outstanding voting securities is made and consummated; (iv) any person or group acquires more than twenty-five percent of the combined voting power of our outstanding voting securities; or (v) we transfer substantially all of our assets to another corporation that is not a wholly-owned subsidiary of ours.

Assuming Mr. Hadeed’s or Mr. Rudow’s employment was involuntarily or constructively terminated on March 29, 2014 within the 24-month period following a change in control, the terminated executive would be entitled to receive: (1) annual base salary for 24 months; (2) target annual bonus for 24 months; (3) the value of annual benefits and allowances for 24 months; (4) the pro-rated value of unvested performance-based restricted stock awards; (5) the income tax gross up on pro-rated unvested performance-based stock awards; and (6) the value of all unvested options, which would vest immediately.

In addition, upon a change in control of the company, as defined under the Incentive Plan, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance, along with the associated gross up for taxes.

Also, as described above under the heading “Post-Retirement Plans,” upon retirement at age 55 or older after five or more years of continuous service, each of our named executive officers is eligible to participate in the post-retirement health benefit plan for officers.

DIRECTOR COMPENSATION

Cash Retainers

For fiscal year 2014, each of our non-employee directors was entitled to an annual cash retainer of $50,000 and a performance-based cash award with a target value of $20,000, which we discuss in greater detail below. The chairman of the board was also entitled to receive an additional $30,000 annual retainer, the chairman of the audit committee was entitled to receive an additional $15,000 annual retainer and the chairman of the compensation committee was entitled to receive an additional $10,000 annual retainer. Due to changes in committee assignments and responsibilities during fiscal year 2014, Mr. Sassano’s and Mr. Resnick’s retainers were pro-rated accordingly.

Performance-Based Cash Compensation

In addition to the annual cash retainer, each of our non-employee directors receives an annual performance-based payment. The target payment under this program is $20,000, with a maximum payment of $30,000 and a minimum payment of $10,000. This performance-based payment is tied to the company’s stock price appreciation measured against a base price, which is the trading day average for the fourth quarter of the prior fiscal year, which was $6.28. If the trading day average for fiscal year 2014 was equal to the $6.28 base price, the earned amount of the performance-based payment would be $20,000; if the trading day average was 10% above $6.28, or $6.91, the earned amount of the performance-based payment would be $30,000; and if the trading day average was 10% below $6.28, or $5.65, the earned amount of the performance-based payment would be $10,000. Payment to any director who has not met his or her stock ownership requirement is limited to $10,000. Based on the trading day average of $8.80 for the fourth quarter of fiscal year 2014, each non-employee director received a $30,000 performance-based payment for fiscal year 2014.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation

Newly-elected non-employee directors are eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the Incentive Plan that will vest immediately; provided, however, that 2,000 shares subject to such stock option will expire each year if unexercised.

Stock Ownership Objectives

In order to more closely align the interests of our non-employee directors with the interests of our shareholders, the compensation committee has adopted minimum stock ownership objectives that require our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within a specified time frame. The stock ownership objective for non-employee directors is common stock valued at 2.5 times their annual cash retainer.

We expect our non-employee directors to be in compliance with the stock ownership objectives within five years of the adoption of the objectives or for those individuals who subsequently become directors, from the date they are elected to the board. The compensation committee monitors the progress made by non-employee directors in achieving their stock ownership objectives. As of the end of fiscal year 2014, each of our non-employee directors was in compliance with our stock ownership objectives other than Ms. Panzarella, who joined our board in January 2014.

2014 Director Compensation Table

The table below presents information about the compensation paid to our non-employee directors for their service during fiscal year 2014.

Name	Fees Earned or Paid in Cash (1) $	Option Awards (2)(3) $	Non-Equity Incentive Plan Compensation (4) $	Total $
Francis R. Bradley	50,000	-	30,000	80,000
Richard J. Harrison	65,000	-	30,000	95,000
Nancy D. Hessler (5)	25,000	-	15,000	40,000
Paul D. Moore	50,000	-	30,000	80,000
Harvey J. Palmer	50,000	-	30,000	80,000
Angela J. Panzarella	8,333	22,000	-	30,333
Alan H. Resnick	55,000	-	30,000	85,000
Carl E. Sassano	62,500	-	30,000	92,500
John T. Smith	50,000	-	30,000	80,000

(1)	The amounts shown include all fees earned by the directors during fiscal year 2014, including their annual board and committee retainers.
(2)	The table below presents the aggregate number of outstanding stock options (all of which are vested) for each of our non-employee directors as of March 29, 2014:

Name	Stock Option Awards
Francis R. Bradley	4,000
Richard J. Harrison	4,000
Paul D. Moore	4,000
Harvey J. Palmer	2,000
Angela J. Panzarella	10,000
Alan H. Resnick	4,000
Carl E. Sassano	79,858
John T. Smith	4,000

(3)
This stock option was granted to Ms. Panzarella under our Incentive Plan in connection her appointment to the board. The dollar value of the award shown in this column is equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 29, 2014.

(4)	The amounts shown include the performance-based cash payment made based on the company’s stock price performance, as described above under the heading “Performance-Based Cash Compensation.”
(5)	Ms. Hessler retired from the board on September 10, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 15, 2014 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 6,790,396 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
NSB Advisors LLC 200 Westage Business Center Drive, Suite 228 Fishkill, New York 12524	2,104,411	(1)	31.0%
Utility Service Holding Co., Inc. P.O. Box 120 Warthen, Georgia 31094	455,922	(2)	6.7%
Minerva Advisors LLC, et al. 50 Monument Road, Suite 201 Bala Cynwyd, Pennsylvania 19004	413,754	(3)	6.1%

(1)
This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated February 11, 2013 filed with the Securities and Exchange Commission by NSB Advisors LLC, an Investment Advisor registered under section 203 of the Investment Advisers Act of 1940. NSB Advisors LLC reports sole dispositive power with respect to all 2,104,411 shares.

(2)
This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 14, 2013 filed with the Securities and Exchange Commission by Utility Service Holding Co., Inc. Utility Service Holding Co., Inc. reports sole voting and shared dispositive power with respect to all 455,922 shares.

(3)
This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated February 7, 2014 filed with the Securities and Exchange Commission by Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen. Minerva Group, LP reports sole voting and sole dispositive power with respect to 259,960 shares and Minerva Advisors LLC reports shared voting and shared dispositive power with respect to 153,794 shares. Minerva Advisors LLC, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen are each deemed a beneficial owner of the 259,960 shares held by Minerva Group, LP and David P. Cohen is deemed the beneficial owner of the 153,794 shares beneficially owned by Minerva Advisors LLC.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 15, 2014 about shares of our common stock held by (1) each of our directors; (2) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (3) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class (1)
Directors
Francis R. Bradley	28,048		-
Charles P. Hadeed	287,862	(2)	4.1%
Richard J. Harrison	33,000	(3)	-
Paul D. Moore	57,698	(3)	-
Harvey J. Palmer	75,710	(4)	1.1%
Angela J. Panzarella	10,000	(5)
Alan H. Resnick	35,400	(3)	-
Carl E. Sassano	199,979	(6)	2.9%
John T. Smith	49,250	(7)	-
Named Executive Officers
Lee D. Rudow	34,672	(8)	-
John J. Zimmer	83,458	(9)	1.2%
All directors and executive officers as a group (17 persons)	1,143,633	(10)	15.9%

(1)
As reported by such persons as of July 15, 2014, with percentages based on 6,790,396 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	Mr. Hadeed, who is listed in the table under “Directors” is also a named executive officer. The amount shown includes presently exercisable options to purchase 161,273 shares.
(3)	The amount shown includes a presently exercisable option to purchase 4,000 shares.
(4)	The amount shown includes presently exercisable options to purchase 2,000 shares.
(5)	The amount shown represents a presently exercisable option.
(6)	The amount shown includes presently exercisable options to purchase 79,858 shares.
(7)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; and (ii) a presently exercisable option to purchase 4,000 shares.
(8)	The amount shown excludes performance-based stock awards of 8,512 shares, 36,953 shares and 39,116 shares, respectively.
(9)	The amount shown includes a presently exercisable option to purchase 30,080 shares and excludes performance-based restricted stock awards of 7,661 shares and 28,577 shares, respectively.
(10)	The amount shown includes presently exercisable options to purchase 382,867 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in company securities. For purposes of Section 16(a), our “officers” are Mr. Hadeed, Mr. Zimmer and Mr. Rudow.

During fiscal year 2014, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Hadeed and Mr. Zimmer who each filed one late report disclosing one transaction. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There were no reportable related person transactions during fiscal 2014 or 2013.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2015 annual meeting of shareholders, shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2015 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 27, 2015. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2015 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive these proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2015 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 10, 2015. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2015 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Lee D. Rudow
President and Chief Executive Officer

Rochester, New York
July 25, 2014

TRANSCAT, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR the two director nominees and FOR Proposals 2 and 3.

+

1. Election of Directors: 01 - Richard J. Harrison 02 - John T. Smith

☐ **Mark here to vote FOR both director nominees**

☐ **Mark here to WITHHOLD vote from both director nominees**

☐ **For both EXCEPT - To withhold a vote for one of the nominees, mark the box to the left and the corresponding numbered box to the right.** 01 ☐ 02 ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

01VEOC

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

The proxy statement and annual report to security holders are available at www.edocumentview.com/TRNS.

For directions on how to attend the annual meeting and vote in person, see the "Voting" and "Revocability of Proxies" sections of the proxy statement that accompanies this proxy card.

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — TRANSCAT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY OUR BOARD OF DIRECTORS.

The undersigned appoints CARL E. SASSANO and CHARLES P. HADEED, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 9, 2014, at 12:00 noon, local time, and at any adjournment of the annual meeting, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of director nominees, as stated on the reverse side of this proxy.

- This proxy will be voted as specified by you, and it revokes any prior proxy given by you.
- **Unless you withhold authority to vote for one or both of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the two director nominees listed on the reverse side of this proxy and described in the accompanying proxy statement.**
- **Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2 and 3 listed on the reverse side of this proxy and described in the accompanying proxy statement.**
- You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 25, 2014, describing more fully the proposals listed in this proxy.

(Continued and to be signed on reverse side)